SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 6, 2002

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-15264 (Commission File Number)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (616) 567-2900

Item 4.	Changes in Registrant's Certifying Accountant.

                    Manatron, Inc. (the "Company") determined to dismiss its independent auditors, Arthur Andersen LLP ("Arthur Andersen") and to engage the services of Ernst & Young LLP ("Ernst & Young") as its new independent auditors. The change in auditors was approved by the Board of Directors of the Company; the change is effective as of May 6, 2002. As a result, Ernst & Young will audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 30, 2002.

                    Arthur Andersen's reports on the Company's consolidated financial statements for the fiscal years ended April 30, 2001 and April 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended April 30, 2001 and April 30, 2000, and through the date of this Form 8-K (the "Relevant Period"), there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement(s) in connection with its reports on the Company's consolidated financial statements for such years; and there were no reportable events as described in Item 304(a)(1)(v) of the Securities and Exchange Commission's (the "Commission") Regulation S-K.

                    The Company has provided a copy of the foregoing statements to Arthur Andersen. Attached as Exhibit 16 is a copy of Arthur Andersen's letter to the Commission, dated May 10, 2002, stating its agreement with such statements.

                    During the Relevant Period, neither the Company nor anyone acting on its behalf consulted with Ernst & Young regarding (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or (ii) any matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(c)	Exhibits:

	16	Letter from Arthur Andersen LLP regarding change in certifying accountant.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 10, 2002	MANATRON, INC. (Registrant)
By: /s/ Paul R. Sylvester Paul R. Sylvester President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 16	Letter from Arthur Andersen LLP regarding change in certifying accountant.